Exhibit 99.2
1st Quarter 2016

First Quarter 2016

Supplemental Financial Data

The projections and estimates given in this document and other written or oral statements made by or on behalf of the Company may constitute "forward-looking statements" within the meaning of the federal securities laws.   All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected.  Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements.  These statements are based on current expectations and speak only as of the date of such statements.  The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.   The following are some of the factors that could cause the Company’s actual results and its expectations to differ materially from those described in the Company’s forward-looking statements: the success of the Company’s business strategies discussed in its Annual Report on Form 10-K for the year ended December 31, 2015 and in subsequent filings with the SEC; conditions affecting ownership of residential real estate and general conditions in the multi-family residential real estate market; uncertainties associated with the Company’s real estate development and construction; uncertainties associated with the timing and amount of apartment community sales; exposure to economic and other competitive factors due to market concentration; future local and national economic conditions, including changes in job growth, interest rates, the availability of mortgage and other financing and related factors; the Company’s ability to generate sufficient cash flows to make required payments associated with its debt financing; the effects of the Company’s leverage on its risk of default and debt service requirements; the impact of a downgrade in the credit rating of the Company’s securities; the effects of a default by the Company or its subsidiaries on an obligation to repay outstanding indebtedness, including cross-defaults and cross-acceleration under other indebtedness; the effects of covenants of the Company’s or its subsidiaries’ mortgage indebtedness on operational flexibility and default risks; the Company’s ability to maintain its current dividend level; uncertainties associated with the Company’s condominium for-sale housing business, including warranty and related obligations; the impact of any additional charges the Company may be required to record in the future related to any impairment in the carrying value of its assets; the impact of competition on the Company’s business, including competition for residents in the Company’s apartment communities and for development locations; the Company’s ability to compete for limited investment opportunities; the effects of any decision by the government to eliminate Fannie Mae or Freddie Mac or reduce government support for apartment mortgage loans;  the effects of changing interest rates and effectiveness of interest rate hedging contracts; the success of the Company’s acquired apartment communities; uncertainties associated with the timing and amount of asset sales, the market for asset sales and the resulting gains/losses associated with such asset sales; the Company’s ability to succeed in new markets; the costs associated with compliance with laws requiring access to the Company’s properties by persons with disabilities; the impact of the Company’s ongoing litigation with the U.S. Department of Justice regarding the Americans with Disabilities Act and the Fair Housing Act as well as the impact of other litigation; the effects of losses from natural catastrophes in excess of insurance coverage; uncertainties associated with environmental and other regulatory matters; the costs associated with moisture infiltration and resulting mold remediation; the Company’s ability to control joint ventures,  properties in which it has joint ownership and corporations and limited partnerships in which it has partial interests; the Company’s ability to renew leases or relet units as leases expire; the Company’s ability to continue to qualify as a REIT under the Internal Revenue Code; and the effects of changes in accounting policies and other regulatory matters detailed in the Company’s filings with the Securities and Exchange Commission; increased costs arising from health care reform; or any breach of the Company’s privacy or information security systems.  Other important risk factors regarding the Company are included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and may be discussed in subsequent filings with the SEC.  The risk factors discussed in Form 10-K under the caption “Risk Factors” are specifically incorporated by reference into this document.

Supplemental Financial Data	2 | Page

1st Quarter 2016

Consolidated Statements Of Operations

(In thousands, except per share data) - (Unaudited)

	Three months ended
	March 31,
	2016	2015

Revenues
Rental	$92,570	$87,661
Other property revenues	5,625	5,457
Other	272	313
Total revenues	98,467	93,431

Expenses
Property operating and maintenance (exclusive of items
shown separately below)	42,787	40,123
Depreciation	22,709	21,257
General and administrative	4,886	5,014
Investment and development (1)	25	235
Other investment costs (1)	77	134
Other expenses (2)	333	-
Total expenses	70,817	66,763

Operating income	27,650	26,668

Interest income	1	81
Interest expense	(7,766)	(8,373)
Equity in income of unconsolidated real estate entities, net	643	397
Gains on sales of real estate assets, net (3)	-	1,773
Other income (expense), net	(395)	(364)
Net loss on extinguishment of indebtedness (4)	-	(197)
Net income	20,133	19,985
Noncontrolling interests - Operating Partnership	(42)	(42)
Net income available to the Company	20,091	19,943
Dividends to preferred shareholders	(922)	(922)
Net income available to common shareholders	$19,169	$19,021

Per common share data - Basic (5)
Net income available to common shareholders	$0.36	$0.35
Weighted average common shares outstanding - basic	53,582	54,448
Per common share data - Diluted (5)
Net income available to common shareholders	$0.36	$0.35
Weighted average common shares outstanding - diluted	53,599	54,465

See Notes to Consolidated Financial Statements on page 6

Supplemental Financial Data	3 | Page

1st Quarter 2016

Funds From Operations And Adjusted Funds From Operations

(In thousands, except per share data) - (Unaudited)

A reconciliation of net income available to common shareholders to funds from operations and adjusted funds from operations available to common shareholders and unitholders is provided below.

	Three months ended
	March 31,
Funds From Operations	2016	2015
Net income available to common shareholders	$19,169	$19,021
Noncontrolling interests - Operating Partnership Unitholders	42	42
Depreciation on consolidated real estate assets, net	22,347	20,911
Depreciation on real estate assets held in unconsolidated entities	301	300
Gains on sales of depreciable real estate assets	-	(1,773)
Funds from operations available to common
shareholders and unitholders (A)	$41,859	$38,501

Adjusted Funds From Operations
Funds from operations available to common
shareholders and unitholders (A)	$41,859	$38,501
Annually recurring capital expenditures	(3,524)	(2,268)
Periodically recurring capital expenditures	(1,224)	(698)
Non-cash straight-line adjustment for ground lease expenses	112	115
Net loss on early extinguishment of indebtedness	-	197
Adjusted funds from operations available to common
shareholders and unitholders (6) (B)	$37,223	$35,847

Per Common Share Data - Diluted
Funds from operations per share or unit, as defined (A÷C)	$0.78	$0.70
Adjusted funds from operations per share or unit, as defined (7) (B÷C)	$0.69	$0.66
Dividends declared	$0.47	$0.40
Weighted average shares outstanding (7)	53,716	54,584
Weighted average shares and units outstanding (7) (C)	53,837	54,705

See Notes to Funds from Operations and Adjusted Funds from Operations on page 6

Supplemental Financial Data	4 | Page

1st Quarter 2016

Consolidated Balance Sheets

(In thousands, except per share data) - (Unaudited)

	March 31,	December 31,
	2016	2015

Assets
Real estate assets
Land	$322,566	$322,566
Building and improvements	2,410,408	2,406,425
Furniture, fixtures and equipment	333,968	329,854
Construction in progress	182,632	151,270
Land held for future investment	16,730	16,730
	3,266,304	3,226,845
Less: accumulated depreciation	(1,046,178)	(1,023,652)
Total real estate assets	2,220,126	2,203,193
Investments in and advances to unconsolidated real estate entities	3,696	3,856
Cash and cash equivalents	4,545	28,611
Restricted cash	3,951	3,881
Other assets	29,370	27,708
Total assets	$2,261,688	$2,267,249

Liabilities, redeemable common units and equity
Indebtedness	$916,874	$884,954
Accounts payable, accrued expenses and other	69,820	74,855
Investments in unconsolidated real estate entities	15,942	15,873
Dividends and distributions payable	25,196	23,819
Accrued interest payable	7,966	4,051
Security deposits and prepaid rents	14,286	13,537
Total liabilities	1,050,084	1,017,089

Redeemable common units	7,202	7,133

Commitments and contingencies
Equity
Company shareholders' equity
Preferred stock, $.01 par value, 20,000 authorized: 8 1/2% Series A Cumulative Redeemable Shares, liquidation preference $50 per share, 868 shares issued and outstanding	9	9
Common stock, $.01 par value, 100,000 authorized: 54,632 and 54,632 shares issued and 53,487 and 54,012 shares outstanding at March 31, 2016 and December 31, 2015, respectively	546	546
Additional paid-in-capital	1,119,188	1,117,627
Accumulated earnings	161,363	167,791
Accumulated other comprehensive income (loss)	(5,208)	(3,356)
	1,275,898	1,282,617
Less common stock in treasury, at cost, 1,233 and 706 shares at March 31, 2016 and December 31, 2015, respectively	(73,180)	(41,135)
Total Company shareholders' equity	1,202,718	1,241,482
Noncontrolling interests - consolidated real estate entities	1,684	1,545
Total equity	1,204,402	1,243,027
Total liabilities, redeemable common units and equity	$2,261,688	$2,267,249

Supplemental Financial Data	5 | Page

1st Quarter 2016

Notes to Consolidated Financial Statements

And Reconciliation of Funds From Operations and Adjusted Funds From Operations

(In thousands)

1)

Investment and development expenses include investment group expenses, development personnel and associated costs not allocable to development projects.  Other investment costs primarily include land carry costs, principally property taxes and assessments.

2)

Other expenses in 2016 included casualty losses of $250 related to extreme weather conditions in one of the Company’s Texas markets and $83 related to the upgrade of the Company’s human resources information system.

3)	In 2015, the Company sold its remaining condominium retail asset and recognized a gain of $1,773.

4)

In January 2015, the Company refinanced its unsecured lines of credit and term loan facilities. In connection with the refinancing, the Company recognized an extinguishment loss of $197 related to the write-off of a portion of unamortized deferred loan costs.

5)

Post Properties, Inc., through its wholly-owned subsidiaries, is the sole general partner, a limited partner and owns a majority interest in Post Apartment Homes, L.P., the Operating Partnership, through which the Company conducts its operations. As of March 31, 2016, there were 53,608 Operating Partnership units outstanding, of which 53,487, or 99.8%, were owned by the Company.

6)

Since the Company does not add back the depreciation of non-real estate assets in its calculation of FFO, non-real estate related capital expenditures of $255 and $206 for the three months ended March 31, 2016 and 2015, respectively, are excluded from the calculation of adjusted funds from operations available to common shareholders and unitholders.

7)

Diluted weighted average shares and units include the impact of dilutive securities totaling 17 and 17 for the three months ended March 31, 2016 and 2015, respectively.  Additionally, basic and diluted weighted average shares and units include the impact of non-vested shares and units totaling 117 and 119 for the three months ended March 31, 2016 and 2015, respectively, for the computation of FFO per share.  Such non-vested shares and units are considered in the income per share computations under GAAP using the “two-class method.”

Supplemental Financial Data	6 | Page

1st Quarter 2016

Same Store Results

(In thousands, except per unit data) - (Unaudited)

Same Store Operating Results

The Company defines same store communities as those which have reached stabilization prior to the beginning of the previous calendar year.  Same store net operating income is a supplemental non-GAAP financial measure.  See Table 1 on page 20 for a reconciliation of same store net operating income to GAAP net income and Table 4 on page 24 for a year-to-date margin analysis.  The operating performance and capital expenditures of the 52 communities containing 19,819 apartment units which were fully stabilized as of January 1, 2015, are summarized in the table below.

	Three months ended
	March 31,		%
	2016	2015	Change
Revenues:
Rental and other revenue	$ 87,434	$ 84,193	3.8%
Utility reimbursements	2,808	2,576	9.0%
Total rental and other revenues	90,242	86,769	4.0%
Property operating and maintenance expenses:
Personnel expenses	7,457	7,289	2.3%
Utility expense	4,105	4,268	(3.8)%
Real estate taxes and fees	15,019	14,370	4.5%
Insurance expenses	1,461	1,347	8.5%
Building and grounds repairs and maintenance (1)	4,838	4,176	15.9%
Ground lease expense	230	230	-
Other expenses	2,381	2,151	10.7%
Total property operating and maintenance expenses
(excluding depreciation and amortization)	35,491	33,831	4.9%
Same store net operating income	$ 54,751	$ 52,938	3.4%
Same store net operating income margin	60.7%	61.0%	(0.3)%
Capital expenditures (2)
Annually recurring	$ 3,465	$ 2,220	56.1%
Periodically recurring	842	555	51.7%
Total capital expenditures (A)	$ 4,307	$ 2,775	55.2%
Total capital expenditures per unit
(A ÷ 19,819 units)	$ 217	$ 140	55.0%
Average monthly rental rate per unit (3)	$ 1,471	$ 1,436	2.4%
Gross turnover (4)	43.2%	44.8%	(1.6)%
Net turnover (5)	39.4%	40.1%	(0.7)%
Percentage rent increase - new leases (6)	0.9%	1.2%	(0.3)%
Percentage rent increase - renewed leases (6)	5.0%	4.0%	1.0%

1)	Building and ground repairs and maintenance includes $326 and $134 for the three months ended March 31, 2016 and 2015, respectively, related to painting of communities.
2)

See Table 5 on page 25 for a reconciliation of these segment components of property capital expenditures to total annually recurring capital expenditures and total periodically recurring capital expenditures as presented in the consolidated cash flow statements prepared under GAAP.

3)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units.  See Table 2 on page 21 and Table 3 on page 22 for further information.

4)	Gross turnover represents the percentage of leases expiring during the period that are not renewed by the existing resident(s).
5)	Net turnover is gross turnover decreased by the percentage of expiring leases where the resident(s) transfer to a new apartment unit in the same community or in another Post® community.
6)

Percentage change is calculated using the respective new or renewed rental rate as of the date of a new lease, as compared with the previous rental rate on that same unit.  Accordingly, these percentage changes may differ from the change in the average monthly rental rate per unit due to the timing of move-ins and/or the term of the respective leases.

Supplemental Financial Data	7 | Page

1st Quarter 2016

Same Store Results (Con’t)

(In thousands, except per unit data) - (Unaudited)

Same Store Operating Results by Market - Comparison of First Quarter 2016 to First Quarter 2015 (1)

(Increase (decrease) between periods)

	Three months ended
	March 31, 2016
Market	Revenues	Expenses	NOI	Average Economic Occupancy
Atlanta	4.1%	6.0%	3.0%	(0.3)%
Dallas	4.0%	5.9%	2.5%	1.4%
Houston	(2.7)%	(1.3)%	(3.9)%	(0.9)%
Austin	5.2%	5.2%	5.2%	3.5%
Washington, D.C.	3.2%	2.4%	3.7%	3.7%
Tampa	5.1%	3.7%	5.8%	0.0%
Orlando	5.9%	12.5%	2.3%	0.7%
Charlotte	3.3%	(0.8)%	5.4%	1.0%
Raleigh	7.7%	15.8%	2.3%	2.1%
Total	4.0%	4.9%	3.4%	1.3%

1)	See Table 2 on page 21 for a reconciliation of these components of same store net operating income and Table 1 on page 20 for a reconciliation of same store net operating income to GAAP net income.

Same Store Occupancy by Market

						Avg. Rental
		% of NOI	Average Economic			Rate Per Unit
		Three months	Occupancy (1)		Physical	Three months
		ended	Three months ended		Occupancy at	ended
	Apartment	March 31,	March 31,		March 31,	March 31,
Market	Units	2016	2016	2015	2016 (2)	2016 (3)
Atlanta	5,065	25.3%	96.2%	96.5%	95.2%	$ 1,430
Dallas	4,726	19.2%	96.8%	95.4%	94.9%	1,302
Houston	653	2.8%	91.4%	92.3%	91.4%	1,486
Austin	935	4.3%	96.0%	92.5%	94.5%	1,584
Washington, D.C.	2,645	18.1%	95.5%	91.8%	95.1%	1,888
Tampa	2,342	13.4%	97.3%	97.3%	95.5%	1,532
Orlando	1,308	7.0%	97.3%	96.6%	95.7%	1,534
Charlotte	1,748	8.6%	95.3%	94.3%	93.9%	1,314
Raleigh	397	1.3%	94.7%	92.6%	94.5%	1,083
Total	19,819	100.0%	96.2%	94.9%	94.9%	$ 1,471

1)

Average economic occupancy is defined as gross potential rent plus other rental fees less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage.  Gross potential rent is defined as the sum of the gross actual rates for leased units and the anticipated rental rates for unoccupied units. The calculation of average economic occupancy does not include a deduction for net concessions and employee discounts.  Average economic occupancy, including these amounts, would have been 95.7% and 94.3% for the three months ended March 31, 2016 and 2015, respectively.  For the three months ended March 31, 2016 and 2015, net concessions were $210 and $405, respectively, and employee discounts were $188 and $163, respectively.

2)	Physical occupancy is defined as the number of units occupied divided by total apartment units, expressed as a percentage.
3)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units.  See Table 2 on page 21 and Table 3 on page 22 for further information.

Supplemental Financial Data	8 | Page

1st Quarter 2016

Same Store Results (Con’t)

(In thousands, except per unit data) - (Unaudited)

Sequential Same Store Operating Results – Comparison of First Quarter 2016 to Fourth Quarter 2015

	Three months ended
	March 31,	December 31,	%
	2016	2015	Change
Revenues:
Rental and other revenue	$ 87,434	$ 86,957	0.5%
Utility reimbursements	2,808	2,681	4.7%
Total rental and other revenues	90,242	89,638	0.7%
Property operating and maintenance expenses:
Personnel expenses	7,457	6,647	12.2%
Utility expense	4,105	4,257	(3.6)%
Real estate taxes and fees	15,019	13,913	7.9%
Insurance expenses	1,461	1,964	(25.6)%
Building and grounds repairs and maintenance (1)	4,838	4,572	5.8%
Ground lease expense	230	230	0.0%
Other expenses	2,381	2,228	6.9%
Total property operating and maintenance expenses
(excluding depreciation and amortization)	35,491	33,811	5.0%
Same store net operating income (2)	$ 54,751	$ 55,827	(1.9)%
Average economic occupancy	96.2%	96.5%	(0.3)%
Average monthly rental rate per unit	$ 1,471	$ 1,462	0.6%

1)	Building and grounds repairs and maintenance includes $326 and $126 for the three months ended March 31, 2016 and December 31, 2015, respectively, related to painting of communities.
2)	See Table 2 on page 21 for a reconciliation of these components of same store net operating income and Table 1 on page 20 for a reconciliation of same store net operating income to GAAP net income.

Sequential Same Store Operating Results by Market - Comparison of First Quarter of 2016 to Fourth Quarter of 2015 (1)

(Increase (decrease) between periods)

Market	Revenues	Expenses	NOI	Average Economic Occupancy
Atlanta	1.0%	0.6%	1.3%	(0.6)%
Dallas	1.0%	(0.1)%	2.0%	(0.2)%
Houston	(4.2)%	37.8%	(23.3)%	(3.3)%
Austin	0.3%	12.9%	(9.1)%	0.0%
Washington, D.C.	(0.4)%	11.9%	(6.1)%	(0.8)%
Tampa	2.1%	7.1%	(0.4)%	0.5%
Orlando	1.7%	5.4%	(0.4)%	0.5%
Charlotte	0.0%	(0.0)%	0.1%	(0.8)%
Raleigh	1.8%	17.7%	(7.7)%	0.6%
Total	0.7%	5.0%	(1.9)%	(0.3)%

1)	See Table 2 on page 21 for a reconciliation of these components of same store net operating income and Table 1 on page 20 for a reconciliation of same store net operating income to GAAP net income.

Supplemental Financial Data	9 | Page

1st Quarter 2016

Debt Summary

(In thousands) - (Unaudited)

Summary of Outstanding Debt at March 31, 2016 - Consolidated

		Percentage	Weighted Average
Type of Indebtedness	Balance	of Total Debt	Stated Rate (1)
Unsecured fixed rate senior notes	$400,000	43.4%	3.9%
Unsecured bank term loan	300,000	32.6%	2.7%
Secured fixed rate notes	188,771	20.5%	6.0%
Unsecured revolving lines of credit	32,405	3.5%	1.5%
	$921,176	100.0%	3.8%
Less: debt issuance costs	(4,302)
	$916,874

		Percentage	Weighted Average
	Balance	of Total Debt	Maturity (2)
Total fixed rate debt	$888,771	96.5%	4.0
Total variable rate debt - unhedged	32,405	3.5%	2.8
	$921,176	100.0%	4.0
Less: debt issuance costs	(4,302)
	$916,874

Debt Maturities – Consolidated and Unconsolidated

	Consolidated			Unconsolidated Entities
	Face		Weighted Avg.	Face	Company	Weighted Avg.
Aggregate debt maturities by year	Amount		Stated Rate (1)	Amount	Share	Stated Rate (1)
Remainder of 2016	$2,305		6.0%	$-	$-	-
2017	153,296		4.8%	85,723	21,431	5.6%
2018	3,502		6.0%	41,000	10,250	5.7%
2019	212,073	(3)	5.3%	51,000	17,850	3.5%
2020	300,000	(4)	2.7%	-	-	-
Thereafter	250,000		3.4%	-	-	-
	$921,176		3.8%	$177,723	$49,531	5.0%

Debt Statistics

	Three months ended
	March 31,
	2016	2015
Interest coverage ratio (5)(6)	6.6x	5.9x
Interest coverage ratio (including capitalized interest) (5)(6)	5.6x	5.3x
Fixed charge coverage ratio (5)(7)	5.9x	5.3x
Fixed charge coverage ratio (including capitalized interest) (5)(7)	5.1x	4.8x
Total debt to annualized income available for debt service ratio (8)	4.5x	4.6x
Total debt as a % of undepreciated real estate assets
(adjusted for joint venture partner's share of debt) (9)	29.1%	29.7%
Total debt and preferred equity as a % of undepreciated real
estate assets (adjusted for joint venture partner's share of debt) (9)	30.4%	31.0%

1)

Weighted average rate includes credit enhancements and other fees, where applicable.  The weighted average rates at March 31, 2016 are based on the debt outstanding at that date.  Weighted average interest rate of the unsecured bank term loan represents the effective stated fixed interest rate based on outstanding borrowings as of March 31, 2016, after considering the impact of interest rate swap arrangements that hedge this debt.

2)	Weighted average maturity of total debt represents number of years to maturity based on the debt maturities schedule above.
3)

Includes $32,405 outstanding on unsecured revolving lines of credit.  At March 31, 2016, the Company’s lines of credit bear interest at LIBOR plus 1.05% and mature in 2019 with a one year extension option.

4)

Includes an unsecured bank term loan that matures in January 2020.  The blended effective stated interest rate, after considering the impact of interest rate swap arrangements that hedge this debt, is 2.69% through January 2018, the termination date of the current interest rate swaps. From January 2018 to January 2020, $200,000 of the term loan is swapped to an effective stated interest rate of 2.53%. The underlying term loan bears interest at the stated rate of LIBOR plus 1.15%.

5)	Calculated for the three months ended March 31, 2016 and 2015.
6)

Interest coverage ratio is defined as net income available for debt service divided by interest expense.  The calculation of the interest coverage ratio is a non-GAAP financial measure.  A reconciliation of net income available for debt service to net income and interest expense to consolidated interest expense is included in Table 7 on page 26.

7)

Fixed charge coverage ratio is defined as net income available for debt service divided by interest expense plus dividends to preferred shareholders.  The calculation of the fixed charge coverage ratio is a non-GAAP financial measure.  A reconciliation of net income available for debt service to net income and fixed charges to consolidated interest expense plus dividends to preferred shareholders is included in Table 7 on page 26.

8)	A computation of this ratio is included in Table 7 on page 26.
9)	A computation of these debt ratios is included in Table 6 on page 25.

Supplemental Financial Data	10 | Page

1st Quarter 2016

Debt Summary (CON’T)

(In thousands) - (Unaudited)

Senior Unsecured Public Notes Debt Ratings

Moody’s – Baa2 (stable)

Standard & Poor’s – BBB (stable)

Financial Debt Covenants - Senior Unsecured Public Notes

As of
Covenant requirement (1)	March 31, 2016
Consolidated Debt to Total Assets cannot exceed 60%	28%
Secured Debt to Total Assets cannot exceed 40%	6%
Total Unencumbered Assets to Unsecured Debt must be at least 1.5/1	4.2x
Consolidated Income Available for Debt Service Charge must be at least 1.5/1	6.6x

1)

A summary of the public debt covenant calculations and reconciliations of the financial components used in the public debt covenant calculations to the most comparable GAAP financial measures is detailed below.

Ratio of Consolidated Debt to Total Assets
As of
March 31, 2016
Face value of consolidated debt (A)	$921,176
Total assets, as defined (B) (Table A)	$3,300,499
Computed ratio (A÷B)	28%
Required ratio (cannot exceed)	60%

Ratio of Secured Debt to Total Assets

Face value of secured debt (C)	$188,771
Computed ratio (C÷B)	6%
Required ratio (cannot exceed)	40%

Ratio of Total Unencumbered Assets to Unsecured Debt

Face value of consolidated debt (A)	$921,176
Face value of secured debt (C)	(188,771)
Face value of unsecured debt (D)	$732,405
Total unencumbered assets, as defined (E) (Table A)	$3,083,521
Computed ratio (E÷D)	4.2x
Required minimum ratio	1.5x

Ratio of Consolidated Income Available for Debt Service to Annual
Debt Service Charge (Annualized)

Consolidated Income Available for Debt Service, as defined (F) (Table B)	$214,100
Annual Debt Service Charge, as defined (G) (Table B)	$32,376
Computed ratio (F÷G)	6.6x
Required minimum ratio	1.5x

Supplemental Financial Data	11 | Page

1st Quarter 2016

Debt Summary (con’t)

(In thousands) - (Unaudited)

Table A

Calculation of Total Assets and Total Unencumbered Assets for Public Debt Covenant Computations

As of
March 31, 2016
Total real estate assets	$2,220,126
Add:
Investments in and advances to unconsolidated real estate entities	3,696
Accumulated depreciation	1,046,178
Other tangible assets	30,499
Total assets for public debt covenant computations	3,300,499
Less:
Encumbered real estate assets	(213,282)
Investments in and advances to unconsolidated real estate entities	(3,696)
Total unencumbered assets for public debt covenant computations	$3,083,521

Table B

Calculation of Consolidated Income Available for Debt Service and Annual Debt Service Charge - Annualized (1)

Three months ended
Consolidated income available for debt service	March 31, 2016
Net income	$20,133
Add:
Depreciation	22,709
Depreciation (company share) - unconsolidated entities	301
Interest expense:
Interest expense, excluding debt cost amortization	7,485
Debt cost amortization	281
Interest expense (company share) - unconsolidated entities:
Interest expense, excluding debt cost amortization	609
Debt cost amortization	8
Other non-cash (income) expense, net (2)	1,742
Income tax expense (benefit), net	257
Consolidated income available for debt service	$53,525
Consolidated income available for debt service (annualized)	$214,100

Annual debt service charge
Interest expense, excluding debt cost amortization	$7,485
Interest expense, excluding debt cost amortization - unconsolidated entities	609
Debt service charge	$8,094
Debt service charge (annualized)	$32,376

1)

The actual calculation of these ratios requires the use of annual trailing financial data. These computations reflect annualized 2016 results for comparison and presentation purposes. The computations using annualized trailing financial data also reflect compliance with the debt covenants.

2)	Includes debt cost amortization of $196 relating to the Company’s unsecured revolving lines of credit.

Supplemental Financial Data	12 | Page

1st Quarter 2016

Summary Of Apartment Communities Under Development,

Land Held For Future Investment and acquisitions/disposition activity

(In millions, except units, square footage and acreage) – (Unaudited)

Communities Under Development

			Estimated			Estimated	Costs	Quarter	Estimated
		Number	Average	Estimated	Estimated	Total	Incurred	of First	Quarter of
		of	Unit Size	Retail	Total	Cost Per	as of	Units	Stabilized	Percent
Community	Location	Units	Sq. Ft. (1)	Sq. Ft. (1)	Cost (2)	Sq. Ft. (3)	3/31/2016	Available	Occup. (4)	Leased (5)
Under construction
Post Parkside™ at Wade, II	Raleigh, NC	406	910	-	$57.5	$156	$37.0	2Q 2016	3Q 2017	N/A
Post Afton Oaks™	Houston, TX	388	867	-	80.7	240	56.0	3Q 2016	4Q 2017	N/A
Post South Lamar™, II	Austin, TX	344	734	5,800	65.6	254	28.5	1Q 2017	2Q 2018	N/A
Post Millennium Midtown™	Atlanta, GA	356	864	-	90.6	295	18.7	2Q 2017	3Q 2018	N/A
Post River North™ (6)	Denver, CO	358	818	-	88.2	301	23.8	3Q 2017	4Q 2018	N/A
Post Centennial Park™	Atlanta, GA	438	808	-	96.0	271	18.6	1Q 2018	2Q 2019	N/A
Total		2,290		5,800	$478.6		$182.6
Substantially complete, in lease-up
The High Rise at Post Alexander™	Atlanta, GA	340	830	-	$74.8	$265	$74.2	2Q 2015	4Q 2016	72.6%

1)	Square footage amounts are approximate. Actual square footage may vary.
2)

To the extent that developments contain a retail component, total estimated cost includes estimated first generation tenant improvements and leasing commissions. For stabilized apartment communities, remaining unfunded construction costs include first generation retail tenant improvements and leasing commissions.

3)	The estimated total cost per square foot is calculated using net rentable residential and retail square feet, where applicable. Square footage amounts used are approximate. Actual amounts may vary.
4)	The Company defines stabilized occupancy as the earlier to occur of (i) the attainment of 95% physical occupancy or (ii) one year after completion of construction.
5)	Represents unit status as of April 30, 2016.
6)

The Company owns a 92.5% interest in an entity which is developing Post River North™. Total estimated cost represents aggregate costs of the joint venture and excludes any future promoted interest to the developer.

Land Held for Future Investment

The following are land positions (including pre-development costs incurred to date) that the Company currently holds.  There can be no assurance that projects held for future investment will be developed in the future or at all.

		Carrying Value	Estimated
		at March 31, 2016	Usable
Project	Metro Area	(in thousands)	Acreage
Centennial Park II	Atlanta, GA	$5,953	1.7
Frisco Bridges II	Dallas, TX	5,480	5.4
Wade III	Raleigh, NC	2,510	5.4
Other land parcels	Atlanta, GA	2,787	10.2
Total Land Held for Future Investment		$16,730	22.7

Acquisition/Disposition Activity - Current and Prior Year

None

Supplemental Financial Data	13 | Page

1st Quarter 2016

Capitalized Costs Summary

(In thousands) - (Unaudited)

The Company has a policy of capitalizing those expenditures relating to the acquisition of new assets and the development, construction and rehabilitation of apartment communities.  In addition, the Company capitalizes expenditures that enhance the value of existing assets and expenditures that substantially extend the life of existing assets.  All other expenditures necessary to maintain a community in ordinary operating condition are expensed as incurred.

The Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to apartment communities under development, construction, and major rehabilitation.  The internal personnel and associated costs are capitalized to the projects under development based upon the effort identifiable with such projects.  The Company treats each unit in an apartment community separately for cost accumulation, capitalization and expense recognition purposes.  Prior to the commencement of leasing and sales activities, interest and other construction costs are capitalized and are reflected on the balance sheet as construction in progress.  The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy.  This results in a proration of these costs between amounts that are capitalized and expensed as the residential units in a development community become available for occupancy.  In addition, prior to the completion of units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing and property management and leasing personnel expenses) of such communities.

A summary of community acquisition and development improvements and other capitalized expenditures for the three months ended March 31, 2016 and 2015 is provided below.

	Three months ended
	March 31,
	2016	2015
New community development and acquisition activity (1)	$32,109	$28,168
Periodically recurring capital expenditures
Community rehabilitation and other revenue generating
improvements (2)	2,481	1,633
Other community additions and improvements (3)	1,224	698
Annually recurring capital expenditures
Carpet replacements and other community additions and
improvements (4)	3,524	2,268
Corporate additions and improvements	255	206
	$39,593	$32,973

Other Data
Capitalized interest	$1,550	$982
Capitalized development and associated costs (5)	$1,414	$1,135

1)	Reflects aggregate community acquisition and development costs, exclusive of the change in construction payables and assumed debt, if any, between years.
2)	Represents expenditures for community rehabilitations and other unit upgrade costs that enhance the rental value of such units.
3)

Represents community improvement expenditures that generally occur less frequently than on an annual basis. Amounts include second generation lease costs on commercial properties of $135 and $25 for the three months ended March 31, 2016 and 2015, respectively.

4)	Represents community improvement expenditures (e.g. carpets, appliances) of a type that are expected to be incurred on an annual basis.
5)	Reflects internal personnel and associated costs capitalized to construction and development activities.

Supplemental Financial Data	14 | Page

1st Quarter 2016

Investments In Unconsolidated Real Estate Entities

(In thousands) - (Unaudited)

The Company holds investments in limited liability companies (the “Property LLCs”) with institutional investors and accounts for its investments in these Property LLCs using the equity method of accounting.  A summary of non-financial and financial information for the Property LLCs is provided below.

Non-Financial Data
		Property			Ownership
Joint Venture Property	Location	Type		# of Units	Interest

Post Collier Hills® (1)	Atlanta, GA	Apartments		396	25%
Post Crest® (1)	Atlanta, GA	Apartments		410	25%
Post Lindbergh® (1)	Atlanta, GA	Apartments		396	25%
Post Massachusetts Avenue™	Washington, D.C.	Apartments		269	35%

Financial Data
	As of
	March 31, 2016
	Gross				Company's
	Investment in	Mortgage		Entity	Equity
Joint Venture Property	Real Estate (6)	Notes Payable		Equity	Investment
Post Collier Hills® (1)	$58,516	$39,542	(2)	$8,723	$(4,434)	(1)
Post Crest® (1)	65,704	46,133	(2)	7,026	(7,426)	(1)
Post Lindbergh® (1)	65,355	40,961	(3)	13,702	(4,082)	(1)
Post Massachusetts Avenue™	74,718	50,893	(4)	3,283	3,696
Total	$264,293	$177,529		$32,734	$(12,246)

	Three months ended
	March 31, 2016
		Company's	Mgmt.
	Entity	Equity in	Fees &
Joint Venture Property	NOI	Income (Loss)	Other
Post Collier Hills® (1)	$845	$41
Post Crest® (1)	964	45
Post Lindbergh® (1)	888	38
Post Massachusetts Avenue™	1,890	519
Total	$4,587	$643	$231	(5)

1)

The Company’s investment in the 25% owned Property LLC resulted from the transfer of three previously owned apartment communities to the Property LLC co-owned with an institutional investor.  The assets, liabilities and members’ equity of the Property LLC were recorded at fair value based on agreed-upon amounts contributed to the venture.  The credit investments in the Company’s 25% owned Property LLC resulted from financing proceeds distributed in excess of the Company’s historical cost-basis investment.  These credit investments are reflected in consolidated liabilities on the Company’s consolidated balance sheet.

2)	These mortgage notes have a combined face value of $85,723, bear interest at a stated fixed rate of 5.63% and mature in June 2017.
3)

This mortgage note has a face value of $41,000, bears interest at a stated fixed rate of 5.71% and matures in January 2018, at which time it will be automatically extended for a one-year term at a variable interest rate.

4)	This note has a face value of $51,000, bears interest at a stated fixed rate of 3.5% and matures in February 2019. The note is prepayable without penalty beginning in February 2017.
5)	Amounts include net property and asset management fees to the Company included in “Other Revenues” in the Company’s consolidated statements of operations.
6)	Represents GAAP basis net book value plus accumulated depreciation.

Supplemental Financial Data	15 | Page

1st Quarter 2016

Net Asset Value Supplemental Information (1)

(In thousands, except unit data, commercial square feet and stock price) - (Unaudited)

Financial Data

	Three months ended			As
Income Statement Data	March 31, 2016	Adjustments		Adjusted (3)
Rental revenues	$92,570	$(407)	(2)	$92,163
Other property revenues	5,625	(16)	(2)	5,609
Total rental and other revenues (A)	98,195	(423)		97,772
Property operating & maintenance expenses
(excluding depreciation and amortization) (B)	42,787	(4,754)	(2)	38,033
Property net operating income (Table 1) (A-B)	$55,408	$4,331		$59,739

Assumed property management fee
(calculated at 3% of revenues) (A x 3%)				(2,933)
Assumed property capital expenditure reserve
($300 per unit per year based on 20,455 units)				(1,534)
Adjusted property net operating income				$55,272
Annualized property net operating income (C)				$221,088

Apartment units represented (D)	24,162	(3,707)	(2)	20,455

	As of			As
Other Asset Data	March 31, 2016	Adjustments		Adjusted
Cash & equivalents	$4,545	$-		$4,545
Real estate assets under construction, at cost (4)	182,632	72,439	(4)	255,071
Land held for future investment	16,730	-		16,730
Investments in and advances to unconsolidated real
estate entities (5)	3,696	(3,696)	(5)	-
Restricted cash and other assets (6)	33,321	(2,169)	(6)	31,152
Cash & other assets of unconsolidated apartment entities (7)	5,857	(4,255)	(7)	1,602
Total (E)	$246,781	$62,319		$309,100

Other Liability Data
Indebtedness (8)	$916,874	$4,302	(8)	$921,176
Investments in unconsolidated real estate entities (5)	15,942	(15,942)	(5)	-
Other liabilities (9)	117,268	(9,328)	(9)	107,940
Total liabilities of unconsolidated apartment entities (10)	181,000	(130,516)	(10)	50,484
Total (F)	$1,231,084	$(151,484)		$1,079,600

Other Data	As of March 31, 2016
	# Shares/Units	Stock Price		Implied Value
Liquidation value of preferred shares (G)				$43,392

Common shares outstanding	53,487
Common units outstanding	121
Total (H)	53,608	$59.74		$3,202,542

Implied market value of Company gross real estate
assets (I) = (F+G+H-E)				$4,016,434

Implied Portfolio Capitalization Rate (C÷I)				5.5%

1)

This supplemental financial and other data provides adjustments to certain GAAP financial measures and Net Operating Income (“NOI”), which is a supplemental non-GAAP financial measure that the Company uses internally to calculate Net Asset Value (“NAV”).  These measures, as adjusted, are also non-GAAP financial measures.  With the exception of NOI, the most comparable GAAP measure for each of the non-GAAP measures presented below in the “As Adjusted” column is the corresponding number presented in the first column listed below.

The Company presents NOI for the first quarter ended March 31, 2016, for properties stabilized as of January 1, 2016, so that a capitalization rate may be applied and an approximate value for the assets determined.  Properties not stabilized as of January 1, 2016, are presented at full undepreciated cost.  Other tangible assets and total liabilities are presented at book value. The liquidation value of preferred shares is also presented.

Supplemental Financial Data	16 | Page

1st Quarter 2016

2)

The following table summarizes the adjustments made to the components of property net operating income for the three months ended March 31, 2016, to adjust property net operating income to the Company’s share for fully stabilized communities:

	Rental Revenue	Other Revenue	Expenses	Units
Communities in lease-up / development	$(929)	$(62)	$(685)	(2,630)
Company share of unconsolidated entities	2,038	138	754	(1,077)
Corporate property management expenses	-	-	(3,294)	-
Corporate apartments and other	(1,516)	(92)	(1,529)	-
	$(407)	$(16)	$(4,754)	(3,707)

3)

The following table summarizes the Company’s share of the  “As Adjusted” components of property net operating income, apartment units and commercial square feet by market for the three months ended March 31, 2016:

		Property Operating
		Maintenance	Property Net	Percentage
	Rental and	Expenses (ex. Depr.	Operating	of	Apartment Units /
	Other Revenues	and Amort.)	Income (NOI)	Total NOI	Commercial Sq. Ft.
Atlanta	$23,962	$9,310	$14,652	24.6%	5,365
Dallas	19,050	8,542	10,508	17.6%	4,726
Houston	3,879	1,758	2,121	3.6%	895
Austin	4,513	2,174	2,339	3.9%	935
Washington, D.C.	16,410	5,786	10,624	17.8%	2,739
Tampa	11,203	3,843	7,360	12.3%	2,342
Orlando	6,218	2,369	3,849	6.4%	1,308
Charlotte	6,981	2,297	4,684	7.8%	1,748
Raleigh	1,278	551	727	1.2%	397
Commercial	4,278	1,403	2,875	4.8%	-
Total	$97,772	$38,033	$59,739	100.0%	20,455
Approximate commercial Sq. Ft.					689,000

4)	The “As Adjusted” amount represents the CIP balance, adjusted for costs of completed apartment units, as follows:

The High Rise at Post Alexander™	$74,223
Post Parkside™ at Wade - Phase II	36,983
Post Afton Oaks™	56,041
Post South Lamar™ - Phase II	28,549
Post Millennium Midtown™	18,728
Post Centennial Park™	18,551
Post River North™ (a)	21,996
$255,071

(a)	The Company owns 92.5% of the consolidated real estate entity that owns this community. The amount above represents 92.5%

of the consolidated CIP balance for this community.

5)

The adjustments reflect reductions for investments in unconsolidated entities, as the net operating income of the Company’s respective share of net operating income of such investments in unconsolidated entities is included in the adjusted net operating income reflected above.

6)	This adjustment reflects a reduction to other assets for the net debt issuance costs related to the Company’s lines of credit.

7)

The “As of March 31, 2016” amount represents cash and other assets of unconsolidated apartment entities.  The adjustment includes a reduction for the venture partners’ respective share of cash and other assets.   The “As Adjusted” amount represents the Company’s respective share of the cash and other assets of unconsolidated apartment entities.

8)	The adjustment reflects an addition of the debt issuance costs related to consolidated indebtedness. The “As Adjusted” column represents consolidated indebtedness at face value.

9)

The “As of March 31, 2016” amount represents of the sum of accrued interest payable, dividends and distributions payable, accounts payable and accrued expenses and security deposits and prepaid rents as reflected on the Company’s balance sheet.  The adjustment represents a reduction for the non-cash liability associated with straight-line, long-term ground lease expense.

10)

The “As of March 31, 2016” amount represents total liabilities of unconsolidated apartment entities.  The adjustment represents a reduction for the venture partners’ respective share of liabilities and an adjustment to reflect the Company’s share of mortgage indebtedness at face value.  The “As Adjusted” amount represents the Company’s respective share of liabilities of unconsolidated apartment entities.

Supplemental Financial Data	17 | Page

1st Quarter 2016

Non-Gaap Financial Measures And Other Defined Terms

Definitions of Supplemental Non-GAAP Financial Measures and Other Defined Terms

The Company uses certain non-GAAP financial measures and other defined terms in this Supplemental Financial Data.  These non-GAAP financial measures include FFO, AFFO, net operating income, same store capital expenditures and certain debt statistics and ratios.  The definitions of these non-GAAP financial measures are summarized below.  The Company believes that these measures are helpful to investors in measuring financial performance and/or liquidity and comparing such performance and/or liquidity to other REITs.

Funds from Operations - The Company uses FFO as an operating measure. The Company uses the NAREIT definition of FFO. FFO is defined by NAREIT to mean net income (loss) available to common shareholders determined in accordance with GAAP, excluding gains (losses) from extraordinary items and sales of depreciable operating property, plus depreciation and amortization of real estate assets, non-cash impairment charges on depreciable real estate, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO presented in the Company’s press release and Supplemental Financial Data is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company’s FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.

Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations that “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the Company agrees with the concept of FFO and appreciates the reasons surrounding its creation, the Company believes that FFO is an important supplemental measure of operating performance. In addition, since most equity REITs provide FFO information to the investment community, the Company believes that FFO is a useful supplemental measure for comparing the Company’s results to those of other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income available to common shareholders” is the most directly comparable GAAP measure to FFO.

Adjusted Funds From Operations - The Company also uses adjusted funds from operations (“AFFO”) as an operating measure. AFFO is defined as FFO less operating capital expenditures after adjusting for the impact of non-cash straight-line long-term ground lease expense, non-cash impairment charges, debt extinguishment gains (losses) and preferred stock redemption costs.  The Company believes that AFFO is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of the REIT’s ability to fund operating capital expenditures through earnings. In addition, since most equity REITs provide AFFO information to the investment community, the Company believes that AFFO is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income available to common shareholders” is the most directly comparable GAAP measure to AFFO.

Property Net Operating Income - The Company uses property NOI, including same store NOI and same store NOI by market, as an operating measure. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (exclusive of depreciation and amortization). The Company believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses generally incurred at the corporate level. This measure is particularly useful, in the opinion of the Company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the Company believes that NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The Company believes that the line on its consolidated statement of operations entitled “net income” is the most directly comparable GAAP measure to NOI.

Supplemental Financial Data	18 | Page

1st Quarter 2016

Same Store Capital Expenditures - The Company uses same store annually recurring and periodically recurring capital expenditures as cash flow measures. Same store annually recurring and periodically recurring capital expenditures are supplemental non-GAAP financial measures. The Company believes that same store annually recurring and periodically recurring capital expenditures are important indicators of the costs incurred by the Company in maintaining its same store communities on an ongoing basis. The corresponding GAAP measures include information with respect to the Company’s other operating segments consisting of newly stabilized communities, lease-up communities, held for sale communities, sold communities and commercial properties in addition to same store information. Therefore, the Company believes that the Company’s presentation of same store annually recurring and periodically recurring capital expenditures is necessary to demonstrate same store replacement costs over time. The Company believes that the most directly comparable GAAP measure to same store annually recurring and periodically recurring capital expenditures is the line on the Company’s consolidated statements of cash flows entitled “property capital expenditures,” which also includes revenue generating capital expenditures.

Debt Statistics and Debt Ratios - The Company uses a number of debt statistics and ratios as supplemental measures of liquidity. The numerator and/or the denominator of certain of these statistics and/or ratios include non-GAAP financial measures that have been reconciled to the most directly comparable GAAP financial measure. These debt statistics and ratios include: (1) interest coverage ratios; (2) fixed charge coverage ratios; (3) total debt as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (4) total debt plus preferred equity as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (5) a ratio of consolidated debt to total assets; (6) a ratio of secured debt to total assets; (7) a ratio of total unencumbered assets to unsecured debt; (8) a ratio of consolidated income available for debt service to annual debt service charge; and (9) a debt to annualized income available for debt service ratio. A number of these debt statistics and ratios are derived from covenants found in the Company’s debt agreements, including, among others, the Company’s senior unsecured notes. In addition, the Company presents these measures because the degree of leverage could affect the Company’s ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. The Company uses these measures internally as an indicator of liquidity, and the Company believes that these measures are also utilized by the investment and analyst communities to better understand the Company’s liquidity.

The Company uses income available for debt service to calculate certain debt ratios and statistics.  Income available for debt service is defined as net income (loss) before interest, taxes, depreciation, amortization, gains on sales of real estate assets, non-cash impairment charges and other non-cash income and expenses.  Income available for debt service is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operating activities as determined under GAAP, and the Company’s calculation thereof may not be comparable to similar measures reported by other companies, including EBITDA or Adjusted EBITDA.

Property Operating Statistics – The Company uses average economic occupancy, gross turnover, net turnover and percentage increases in rent for new and renewed leases as statistical measures of property operating performance.  The Company defines average economic occupancy as gross potential rent plus other rental fees less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage. Gross turnover is defined as the percentage of leases expiring during the period that are not renewed by the existing residents. Net turnover is defined as gross turnover decreased by the percentage of expiring leases where the residents transfer to a new apartment unit in the same community or in another Post® community. The percentage increases in rent for new and renewed leases are calculated using the respective new or renewed rental rate as of the date of a new lease, as compared with the previous rental rate on that same unit.

Supplemental Financial Data	19 | Page

1st Quarter 2016

Reconciliations Of Supplemental Non-Gaap Financial Measures

Table 1 - Reconciliation of Same Store Net Operating Income (NOI) to GAAP Net Income

(In thousands) - (Unaudited)

	Three months ended
	March 31,	March 31,	December 31,
	2016	2015	2015
Total same store NOI	$54,751	$52,938	$55,827
Property NOI from other operating segments	657	57	251
Consolidated property NOI	55,408	52,995	56,078
Add (subtract):
Interest income	1	81	10
Other revenues	272	313	285
Depreciation	(22,709)	(21,257)	(22,710)
Interest expense	(7,766)	(8,373)	(8,105)
General and administrative	(4,886)	(5,014)	(4,569)
Investment and development	(25)	(235)	(33)
Other investment costs	(77)	(134)	(66)
Other expenses	(333)	-	-
Equity in income of unconsolidated
real estate entities, net	643	397	640
Gains on sales of real estate assets, net	-	1,773	-
Other income (expense), net	(395)	(364)	(563)
Net loss on extinguishment of indebtedness	-	(197)	-
Net income	$20,133	$19,985	$20,967

Supplemental Financial Data	20 | Page

1st Quarter 2016

Table 2 - Same Store Net Operating Income (NOI) and Average Rental Rate per Unit by Market

(In thousands, except average rental rates)

	Three months ended			Q1 '16	Q1 '16	Q1 '16
	March 31,	March 31,	December 31,	vs. Q1 '15	vs. Q4 '15	% Same
	2016	2015	2015	% Change	% Change	Store NOI
Rental and other revenues
Atlanta	$ 22,756	$ 21,853	$ 22,529	4.1%	1.0%
Dallas	19,050	18,314	18,858	4.0%	1.0%
Houston	2,802	2,880	2,925	(2.7)%	(4.2)%
Austin	4,513	4,290	4,498	5.2%	0.3%
Washington, D.C.	15,441	14,955	15,504	3.2%	(0.4)%
Tampa	11,203	10,664	10,977	5.1%	2.1%
Orlando	6,218	5,869	6,113	5.9%	1.7%
Charlotte	6,981	6,757	6,978	3.3%	0.0%
Raleigh	1,278	1,187	1,256	7.7%	1.8%
Total rental and other revenues	90,242	86,769	89,638	4.0%	0.7%

Property operating and maintenance
expenses (exclusive of depreciation
and amortization)
Atlanta	8,948	8,444	8,897	6.0%	0.6%
Dallas	8,542	8,067	8,553	5.9%	(0.1)%
Houston	1,261	1,277	915	(1.3)%	37.8%
Austin	2,174	2,066	1,926	5.2%	12.9%
Washington, D.C.	5,506	5,376	4,919	2.4%	11.9%
Tampa	3,843	3,705	3,587	3.7%	7.1%
Orlando	2,369	2,105	2,248	12.5%	5.4%
Charlotte	2,297	2,315	2,298	(0.8)%	(0.0)%
Raleigh	551	476	468	15.8%	17.7%
Total	35,491	33,831	33,811	4.9%	5.0%

Net operating income
Atlanta	13,808	13,409	13,632	3.0%	1.3%	25.3%
Dallas	10,508	10,247	10,305	2.5%	2.0%	19.2%
Houston	1,541	1,603	2,010	(3.9)%	(23.3)%	2.8%
Austin	2,339	2,224	2,572	5.2%	(9.1)%	4.3%
Washington, D.C.	9,935	9,579	10,585	3.7%	(6.1)%	18.1%
Tampa	7,360	6,959	7,390	5.8%	(0.4)%	13.4%
Orlando	3,849	3,764	3,865	2.3%	(0.4)%	7.0%
Charlotte	4,684	4,442	4,680	5.4%	0.1%	8.6%
Raleigh	727	711	788	2.3%	(7.7)%	1.3%
Total same store NOI	$ 54,751	$ 52,938	$ 55,827	3.4%	(1.9)%	100.0%

Average rental rate per unit
Atlanta	$ 1,430	$ 1,374	$ 1,416	4.1%	1.0%
Dallas	1,302	1,262	1,293	3.2%	0.7%
Houston	1,486	1,515	1,494	(1.9)%	(0.5)%
Austin	1,584	1,569	1,586	1.0%	(0.1)%
Washington, D.C.	1,888	1,913	1,884	(1.3)%	0.2%
Tampa	1,532	1,459	1,518	5.0%	0.9%
Orlando	1,534	1,475	1,522	4.0%	0.8%
Charlotte	1,314	1,287	1,308	2.1%	0.4%
Raleigh	1,083	1,062	1,075	2.0%	0.7%
Total average rental rate per unit	1,471	1,436	1,462	2.4%	0.6%

Supplemental Financial Data	21 | Page

1st Quarter 2016

Table 3 - Operating Community Table

			Avg.	Q1 2016		Q1 2016
Market /	Yr. Completed /		Unit	Avg. Monthly Rent		Average
Submarket /	Yr. of Substantial	No. of	Size	Per	Per	Economic
Community	Renovations	Units	(Sq. Ft.)	Unit	Sq. Ft.	Occ.
Atlanta
Buckhead / Brookhaven
Post Alexander™	2008	307	1,015	$1,828	$1.80	94.7%
The High Rise at Post Alexander™ (3)	2015	340	830	2,034	2.45	46.1%
Post Brookhaven®	1990-1992	735	933	1,292	1.38	97.6%
Post Chastain®	1990, 2008	558	866	1,377	1.59	95.8%
Post Collier Hills® (1)(2)	1997	396	948	1,301	1.37	94.9%
Post Gardens®	1998	397	1,039	1,395	1.34	94.6%
Post Glen® (2)	1997	314	1,076	1,478	1.37	97.4%
Post Lindbergh® (1)(2)	1998	396	909	1,337	1.47	95.7%
Post Peachtree Hills®	1992-1994, 2009	300	978	1,498	1.53	95.7%
Post StratfordTM	2000	250	1,000	1,459	1.46	93.8%

Dunwoody
Post Crossing® (2)	1995	354	1,036	1,313	1.27	97.9%

Emory Area
Post BriarcliffTM (2)	1999	688	1,006	1,387	1.38	96.2%

Midtown
Post ParksideTM	2000	188	886	1,639	1.85	96.7%

Northwest Atlanta
Post Crest® (1)(2)	1996	410	1,033	1,227	1.19	96.2%
Post Riverside®	1998	522	1,059	1,689	1.59	95.7%
Post SpringTM	2000	452	977	1,160	1.19	97.4%

Dallas
North Dallas
Post Addison CircleTM	1998-2000	1,334	846	1,185	1.40	97.0%
Post EastsideTM	2008	435	912	1,277	1.40	95.6%
Post Legacy	2000	384	810	1,189	1.47	96.5%
Post Sierra at Frisco Bridges™	2009	268	896	1,196	1.33	95.7%

Uptown Dallas
Post AbbeyTM	1996	34	1,223	2,130	1.74	95.4%
Post Cole’s CornerTM	1998	186	800	1,245	1.56	97.6%
Post GalleryTM	1999	34	2,307	3,048	1.32	95.9%
Post HeightsTM	1998-1999, 2009	368	845	1,400	1.66	97.5%
Post Katy Trail™	2010	227	898	1,684	1.88	98.6%
Post MeridianTM	1991	133	780	1,518	1.95	91.0%
Post SquareTM	1996	217	856	1,433	1.67	96.9%
Post Uptown VillageTM	1995-2000	496	736	1,178	1.60	97.6%
Post VineyardTM	1996	116	733	1,209	1.65	98.5%
Post VintageTM	1993	160	750	1,275	1.70	97.9%
Post WorthingtonTM	1993, 2008	334	820	1,477	1.80	97.4%

Houston
Post 510™	2014	242	857	1,574	1.84	92.5%
Post Midtown Square®	1999-2000, 2013	653	783	1,486	1.90	91.4%

Supplemental Financial Data	22 | Page

1st Quarter 2016

Table 3 (con’t) - Operating Community Table

			Avg.	Q1 2016		Q1 2016
Market /	Yr. Completed /		Unit	Avg. Monthly Rent		Average
Submarket /	Yr. of Substantial	No. of	Size	Per	Per	Economic
Community	Renovations	Units	(Sq. Ft.)	Unit	Sq. Ft.	Occ.
Austin
Post Barton Creek™	1998	160	1,162	$1,818	$1.56	98.1%
Post Park Mesa™	1992	148	1,091	1,571	1.44	93.7%
Post South Lamar™	2012	298	853	1,577	1.85	96.1%
Post West Austin™	2009	329	889	1,483	1.67	95.9%

Washington D.C.
Maryland
Post Fallsgrove	2003	361	983	1,682	1.71	95.9%
Post Park®	2010	396	975	1,651	1.69	95.9%

Virginia
Post Carlyle Square™	2006, 2013	549	890	2,258	2.54	93.9%
Post Corners at Trinity Centre (2)	1996	336	994	1,579	1.59	97.8%
Post Pentagon Row TM	2001	504	853	2,196	2.57	95.7%
Post Tysons Corner TM	1990	499	807	1,715	2.13	95.8%

Washington D.C.
Post Massachusetts Avenue TM (1)(2)	2002	269	883	3,297	3.73	96.1%

Tampa
Post Bay at Rocky Point™	1997	150	1,012	1,533	1.51	97.9%
Post Harbour PlaceTM	1999-2002	578	920	1,611	1.75	96.8%
Post Hyde Park® (2)	1996, 2008	467	1,011	1,577	1.56	98.3%
Post Rocky Point®	1996-1998	916	1,031	1,393	1.35	97.2%
Post Soho Square™	2014	231	880	1,789	2.03	96.3%

Orlando
Post Lake® at Baldwin Park	2004-2007 / 2013	760	1,013	1,568	1.55	97.3%
Post Lakeside™	2013	300	1,070	1,419	1.33	96.7%
Post ParksideTM	1999	248	867	1,566	1.81	97.9%

Charlotte
Post Ballantyne	2004	323	1,252	1,272	1.02	95.7%
Post Gateway PlaceTM	2000	436	804	1,173	1.46	94.9%
Post Park at Phillips Place®	1998	402	1,101	1,456	1.32	95.6%
Post South End™	2009	360	847	1,416	1.67	95.2%
Post Uptown PlaceTM	2000	227	800	1,232	1.54	95.2%

Raleigh
Post Parkside™ at Wade - Phase I	2013	397	875	1,083	1.24	94.7%

1)	Communities held in unconsolidated entities.
2)	Communities encumbered by secured mortgage indebtedness.
3)	During the period, this community, or portion thereof, was in lease-up.

Supplemental Financial Data	23 | Page

1st Quarter 2016

Table 4 - Year-to-Date Margin Analysis

(In thousands)

	Three months ended March 31, 2016
		Property	Net
	Rental and	Operating &	Operating
	Other Property	Maintenance	Income	NOI	Expense
	Revenues	Expenses	("NOI")	Margin	Margin
Same store communities	$90,242	$35,491	$54,751	60.7%	39.3%
Newly stabilized communities	1,077	497	580	53.9%	46.1%
Lease-up communities	990	685	305	N/A	N/A
Other property segments:
Corporate apartments	1,608	1,417	191	11.9%	88.1%
Commercial	4,278	1,403	2,875	67.2%	32.8%
Corporate property management expenses (1)	-	3,294	(3,294)
	$98,195	$42,787
Consolidated property NOI (2)			$55,408

Third-party management fees			$231

1)	The following table summarizes the Company’s net property management expense as a percentage of adjusted property revenues:

Numerator:
Corporate property management expenses	$3,294
Less: Third-party management fees	(231)
Net property management expenses	$3,063

Denominator:
Total rental and other property revenues	$98,195
Less: Corporate apartment revenues	(1,608)
Adjusted property revenues	$96,587

Net property management expenses as a
percentage of adjusted property revenues	3.2%

2)	Consolidated property NOI is a non-GAAP financial measure. See Table 1 on page 21 for a reconciliation of consolidated property NOI to GAAP net income.

Supplemental Financial Data	24 | Page

1st Quarter 2016

Table 5 - Reconciliation of Segment Cash Flow Data to Statements of Cash Flows

(In thousands)

	Three months ended
	March 31,
	2016	2015
Annually recurring capital expenditures by operating segment
Same store communities	$3,465	$2,220
Newly stabilized communities	2	1
Lease-up communities	1	-
Commercial and other segments	56	47

Total annually recurring capital expenditures	$3,524	$2,268
Periodically recurring capital expenditures by operating segment
Same store communities	$842	$555
Newly stabilized communities	-	-
Lease-up communities	-	-
Commercial and other segments	382	143

Total periodically recurring capital expenditures	$1,224	$698

Total revenue generating capital expenditures	$2,481	$1,633

Decrease (increase) in capital expenditure accruals, net of commercial leasing costs	$2	$(524)

Total property capital expenditures per statements of cash flows	$7,231	$4,075

Table 6 - Computation of Debt Ratios

(In thousands)

	As of March 31,
	2016	2015
Total real estate assets per balance sheet	$2,220,126	$2,140,809
Plus:
Company share of real estate assets held in unconsolidated entities	57,335	57,404
Company share of accumulated depreciation - assets held in unconsolidated entities	16,210	14,581
Accumulated depreciation per balance sheet	1,046,178	958,381
Total undepreciated real estate assets (A)	$3,339,849	$3,171,175

Face value of total consolidated debt	$921,176	$891,705
Plus:
Company share of face value of debt held in unconsolidated entities	49,531	49,531
Total face value of debt (adjusted for joint venture partners' share of debt) (B)	$970,707	$941,236

Total face value of debt as a % of undepreciated real estate assets (adjusted for joint
venture partners' share of debt) (B÷A)	29.1%	29.7%

Face value of total consolidated debt	$921,176	$891,705
Plus:
Company share of face value of debt held in unconsolidated entities	49,531	49,531
Preferred shares at liquidation value	43,392	43,392
Total face value of debt and preferred equity (adjusted for joint venture partners'
share of debt) (C)	$1,014,099	$984,628

Total face value of debt and preferred equity as a % of undepreciated real estate assets
(adjusted for joint venture partners' share of debt) (C÷A)	30.4%	31.0%

Supplemental Financial Data	25 | Page

1st Quarter 2016

Table 7 - Computation of Coverage Ratios

(In thousands)

	Three months ended
	March 31,
	2016	2015
Net income	$20,133	$19,985
Other non-cash (income) expense, net (1)	1,742	2,052
Income tax expense (benefit), net	257	251
Gains on sales of real estate assets, net	-	(1,773)
Net loss on extinguishment of indebtedness	-	197
Depreciation expense	22,709	21,257
Depreciation (company share) - unconsolidated entities	301	299
Interest expense:
Interest expense, excluding debt cost amortization	7,485	8,093
Debt cost amortization	281	280
Interest expense (company share) - unconsolidated entities:
Interest expense, excluding debt cost amortization	609	604
Debt cost amortization	8	8
Income available for debt service (A)	$53,525	$51,253
Annualized income available for debt service (B)	$214,100	$205,012

Interest expense, excluding debt cost amortization	$7,485	$8,093
Interest expense, excluding debt cost amortization - unconsolidated entities	609	604
Adjusted interest expense (C)	8,094	8,697
Capitalized interest	1,550	982
Adjusted interest expense (including capitalized interest) (D)	$9,644	$9,679

Fixed charges for purposes of computation -
Adjusted interest expense	$8,094	$8,697
Dividends to preferred shareholders	922	922
Fixed charges (E)	9,016	9,619
Capitalized interest	1,550	982
Fixed charges (including capitalized interest) (F)	$10,566	$10,601

Total debt (adjusted for joint venture partners' share of debt) (see Table 6) (G)	$970,707	$941,236

Interest coverage ratio (A÷C)	6.6x	5.9x
Interest coverage ratio (including capitalized interest) (A÷D)	5.6x	5.3x
Fixed charge coverage ratio (A÷E)	5.9x	5.3x
Fixed charge coverage ratio (including capitalized interest) (A÷F)	5.1x	4.8x
Total debt to annualized income available for debt service ratio (G÷B)	4.5x	4.6x

1)	Includes debt cost amortization of $196 and $169, respectively, related to the Company’s unsecured revolving lines of credit.

Table 8 - Calculation of Company Undepreciated Book Value Per Share

(In thousands, except per share data)

March 31, 2016
Total Company shareholders' equity per balance sheet	$1,202,718
Plus:
Accumulated depreciation, per balance sheet	1,046,178
Noncontrolling interest of common unitholders - Operating Partnership	7,202
Less:
Preferred shares at liquidation value	(43,392)
Total undepreciated book value (A)	$2,212,706
Total common shares and units (B)	53,608
Company undepreciated book value per share and unit (A÷B)	$41.28

Supplemental Financial Data	26 | Page